UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2007, Accredited Home Lenders Holding Co. (the “Company”) filed a Form 12b-25 in connection with the delayed filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. Such 12b-25 contained the following disclosure regarding the results of operations and financial condition of the Company:

“The following information is preliminary, not complete and subject to change, pending completion of the Company’s financial statements for the quarters ended March 31, 2007 and June 30, 2007 and [Squar, Milner, Peterson, Miranda & Williamson, LLP’s] review of such financial statements. For additional information, please see “Note 19. Subsequent Events” in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 previously filed with the Securities and Exchange Commission.

Originations

The Company originated approximately $1.7 billion of mortgage loans in the U.S. and Canada during the quarter ended June 30, 2007, down 59%, from $4.1 billion for the comparable period in the prior year.

Loan Dispositions

The Company did not close any asset-backed, on-balance sheet securitizations in the second quarter, compared to a $ 1.1 billion securitization in the second quarter of 2006. During the second quarter 2007, the Company sold approximately $1.2 billion in mortgage loans for cash at a weighted average net price of 101.2%. During the comparable quarter of 2006, the Company sold $3.7 billion in mortgage loans at a weighted average net price of 102.0%.

Portfolio Performance and Loan Servicing

The Company’s servicing portfolio totaled approximately $8.4 billion at June 30, 2007. The serviced portfolio decreased approximately $1.1 billion from approximately $9.5 billion at June 30, 2006. This was primarily due to the decline in the number and size of the Company’s securitizations in 2007. Delinquent loans (30 or more days past due, including foreclosures and real estate owned) comprised 11.71% of the serviced portfolio at June 30, 2007, compared to 8.26% and 3.86% at December 31, 2006 and June 30, 2006, respectively. The primary reasons for the increase were the aging of the portfolio, higher delinquencies from more recent securitizations, the performance of the loans acquired in connection with the Company’s merger with Aames Investment Corporation, and additional delinquencies from repurchased loans.

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Financial Results

As previously reported, the Company’s recent performance has been and continues to be negatively impacted by fierce pricing competition, ongoing product contraction, higher delinquencies and losses, and activities associated with the acquisition of Aames Investment Corporation that was effective on October 1, 2006.

Also as previously reported, the Company pursued certain cost restructuring initiatives, including workforce reductions, as the result of lower loan origination volume and the turbulent mortgage industry. The Company’s workforce decreased from approximately 4,200 as of December 31, 2006, to approximately 2,600 as of June 30, 2007.

The Company anticipates a net loss of $40 to $60 million in the quarter ended June 30, 2007, compared with net income of $41 million in same period of 2006. This is due primarily to lower margins and adverse market conditions.

Subsequent to June 30, 2007, a number of significant industry events occurred, including, but not limited to, the following:

•

Standard & Poor’s Rating Service (“S&P”) placed its credit ratings on 612 classes of residential mortgage-backed securities by U.S. non-prime collateral on “credit watch” with negative implications because of poor collateral performance, expectations of increasing losses on underlying collateral pools, the consequent reduction of credit support, and changes that will be implemented with respect to methodology for rating new transactions (July 10);

•

Moody’s Investors Service (“Moody’s) downgraded 399 residential mortgage-backed securities and placed an additional 32 residential mortgage-backed securities under review for possible downgrade based on higher than anticipated rates of delinquency in the underlying collateral compared to current credit enhancements (July 10); and

•	Bear Sterns announced the collapse of two of its hedge funds that had invested in non-prime mortgage securities (July 18).

Based upon the events above, as well as others, the market conditions for selling non-prime loans came under additional pressure subsequent to June 30, 2007, as whole loan investors attempted to understand the nature and impact of market events, as well as, the changes being proposed by both S &P and Moody’s on future asset-backed structures. The Company, at June 30, 2007, had approximately $1 billion in loans held for sale which, based upon the events above, as well as others, has declined in value subsequent to June 30, 2007. The amount of decline in value subsequent to June 30, 2007, has not yet been determined and is not reflected in the estimated net loss of $40 to $60 million for the quarter ended June 30, 2007.

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Liquidity

At June 30, 2007, the Company had total liquidity of approximately $240 million, which consisted of cash and cash equivalents, plus available collateralized borrowing capacity on our warehouse and other lines of credit, compared to approximately $316 million at June 30, 2006. As of July 31, 2007, the Company had total liquidity of approximately $175 million. The decrease in liquidity from June 30, 2007 to July 31, 2007 reflects the Company’s investment of larger amounts of cash as it funds its loan production, incremental cash required by credit providers on existing loans held for sale, and cash used for general operating expenses.

*****

While the Company believes that it has considered all factors which may impact its results of operations, there can be no assurance that the Company has successfully identified all matters affecting those results or that additional adjustments will not be required prior to the completion of the Company’s financial statements for the three and six months ended June 30, 2007.

This Notification of Late Filing on Form 12b-25 contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, relating to the Company’s expected results for the three and six months ended June 30, 2007 and the Company’s expectations regarding its ability to file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. These forward-looking statements involve a number of risks and uncertainties, including significant risks and uncertainties relating to the Company’s business, including the Company’s ability to successfully originate mortgage loans and profitably sell and/or securitize those loans, grow its portfolio, maintain liquidity, execute on strategic opportunities, remain in good standing with regulatory authorities, complete the review of the Company’s financial statements and assessment of its internal controls over financial reporting, make other required SEC and regulatory filings and other risk factors as outlined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other documents filed by the Company with the SEC. These and other factors could cause the Company’s actual results to differ materially from what it projects or contemplates in its forward-looking statements. The Company cautions readers that the non-prime mortgage industry and the Company’s business are subject to numerous significant risks and uncertainties.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: August 10, 2007
	By:	/s/ James A. Konrath
James A. Konrath
Chairman of the Board and
Chief Executive Officer

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